Exhibit 99.1

AudioEye Announces Preliminary Fourth Quarter 2025 Results

Fortieth Consecutive Period of Record Revenue

TUCSON, Ariz. — January 13, 2026 — AudioEye, Inc. (Nasdaq: AEYE) (“AudioEye” or the “Company”), an industry-leading digital accessibility company, provided its preliminary outlook for revenue, annual recurring revenue (ARR), and adjusted EBITDA for the fourth quarter of 2025.

“We are pleased to expect to report our fortieth consecutive period of record revenue with ARR growth driven by strong results in the European Union. We look forward to reporting full results later in the quarter and providing full year 2026 guidance, which is expected to include strong growth and continued operating leverage throughout the year," said David Moradi, CEO of AudioEye.

Preliminary Fourth Quarter 2025 Results

•	As of December 31, 2025, ARR is expected to be between approximately $39.9 million and $40.0 million, compared to $38.7 million as of September 30, 2025.

•	Fourth quarter 2025 revenue is expected to be approximately $10.5 million.

•	Adjusted EBITDA in the fourth quarter of 2025 is expected to be approximately $2.75 million, a 26% adjusted EBITDA margin.

Other Updates

Management will be presenting this week at the 28th Annual Needham Growth Conference. Additional details are available below:

•	When: Tuesday, January 13th (in-person) and Thursday, January 15th (virtual)

•	Where: Lotte New York Palace Hotel, New York, NY

•	Format: One-on-one/small group meetings

For more information, please contact your Needham representative or AudioEye’s investor relations team.

About AudioEye

AudioEye exists to ensure the digital future we build is accessible. The gold standard for digital accessibility, AudioEye's comprehensive solution combines industry-leading AI automation technology with expert fixes informed by the disability community. This powerful combination delivers industry-leading protection, ensuring businesses of all sizes - including over 131,000 customers such as Samsung, Calvin Klein, and Samsonite - meet and exceed compliance standards. With 25 US patents, AudioEye's solution includes 24/7 accessibility monitoring, automated WCAG issue testing and fixes, expert testing, developer tools, and legal protection, empowering organizations to confidently create accessible digital experiences for all.

Cautionary Language

Our preliminary expected results are subject to completion of our customary year-end closing, review and audit procedures and are not a comprehensive statement of our financial results for the three months ended December 31, 2025. We caution that our final results for the fourth quarter ended December 31, 2025 could include financial results that vary significantly from these preliminary estimates as a result of the completion of our customary year-end closing, review and audit procedures and other developments arising between now and the time that our financial results for the fourth quarter and fiscal year ended December 31, 2025 are finalized. These preliminary estimates should not be viewed as a substitute for complete financial statements prepared in accordance with GAAP and they are not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not place undue reliance on these preliminary estimates.

Forward-Looking Statements

Any statements in this press release about AudioEye’s expectations, beliefs, plans, objectives, goals, prospects, financial condition, assumptions or future events or performance are not historical facts and are “forward-looking statements” as that term is defined under the federal securities laws. Forward-looking statements are often, but not always, made through the use of words or phrases such as “believe”, “anticipate”, “should”, “confident”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, “outlook” and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements contained herein include, but are not limited to, statements regarding future cash flows of the Company, anticipated contributions from new sales channels, expected impact of legislation and regulations, long-term growth prospects, opportunities in the digital accessibility industry, and expected revenue, EPS, margins, adjusted EBITDA, adjusted EBITDA margin, adjusted EPS, ARR and operating leverage. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the variability of AudioEye’s revenue and financial performance; sales channels and offerings; product development and technological changes; the demand and acceptance of AudioEye’s products in the marketplace; the effectiveness of our integration efforts; competition; inherent uncertainties and costs associated with litigation; and general economic conditions. These and other risks are described more fully in AudioEye’s filings with the Securities and Exchange Commission. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Forward-looking statements reflect management’s view as of the date of this press release, and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to update such forward-looking statements to reflect events or uncertainties after the date hereof. Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

About Key Operating Metrics

We consider annual recurring revenue (“ARR”) as a key operating metric and a key indicator of our overall business. We also use ARR as one of the primary methods for planning and forecasting overall expectations and for evaluating, on at least a quarterly and annual basis, actual results against such expectations.

We manage customers through two primary channels, Enterprise and Partner and Marketplace. Enterprise channel consists of our larger customers and organizations, including those with non-platform custom websites, who generally engage directly with AudioEye sales personnel for custom pricing and solutions. This channel also includes federal, state and local government agencies. The Partner and Marketplace channel consists of our CMS partners, platform & agency partners, authorized resellers and our marketplace. This channel serves small and medium sized businesses who are on a partner or reseller’s web-hosting platform or who purchase an AudioEye solution from our marketplace.

We define ARR as the sum of (i) for our Enterprise channel, the total of the annualized recurring fee at the date of determination under each active contract, plus (ii) for our Partner and Marketplace channel, the annual or monthly recurring fee for all active customers at the date of determination, in each case, assuming no changes to the subscription, multiplied by 12 if applicable. Recurring fees are defined as revenues expected to be generated from services typically offered as a subscription service or annual service offering such as our automation and platform, periodic auditing, human-assisted technological fixes, legal support and professional service offerings and other services that reoccur on a multi-year contract. This determination includes both annual and monthly contracts for recurring products. Some of our contracts are terminable prior to the expected term, which may impact future ARR. ARR excludes non-recurring fees, which are defined as revenue expected to be generated from services typically not offered as a subscription service or annual service offering such as our PDF remediation services business, one-time mobile application reports, and other miscellaneous services that are offered as non-subscription services or are expected to be one-time in nature.

Use of Non-GAAP Financial Measures

The Company has included in this press release its preliminary, expected adjusted EBITDA, a non-GAAP financial measure. It also has included in this press release its preliminary, expected adjusted EBITDA margin, which is its preliminary, expected adjusted EBITDA divided by its preliminary, expected revenue. All statements related to adjusted EBITDA in this “Use of Non-GAAP Financial Measures” section apply equally to the adjusted EBITDA margin metric.

Adjusted EBITDA is used to facilitate a comparison of our operating performance on a consistent basis from period to period and provide for a more complete understanding of factors and trends affecting our business than GAAP measures alone. All of the items adjusted in the adjusted EBITDA calculation will be either recurring non-cash items or items that management does not consider in assessing our ongoing operating performance. In the case of the non-cash items, such as stock-based compensation expense and valuation adjustments to assets and liabilities, management believes that investors may find it useful to assess our comparative operating performance because the measures without such items are expected to be less susceptible to variances in actual performance resulting from expenses that do not relate to our core operations and are more reflective of other factors that affect operating performance. In the case of items that do not relate to our core operations, management believes that investors may find it useful to assess our operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

Adjusted EBITDA is not a measure of liquidity under GAAP, or otherwise, and is not an alternative to cash flow from continuing operating activities, despite the advantages regarding the use and analysis of this measure as mentioned above. Adjusted EBITDA, as disclosed in this press release, has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP; nor is this measure intended to be a measure of liquidity or free cash flow.

We are unable to present a quantitative reconciliation of preliminary expected adjusted EBITDA for the fourth quarter 2025 to its most directly comparable forward-looking GAAP financial measure (net loss) because sufficient information as to all of the necessary components of such GAAP measure is not available to management as of the date of this release, and therefore a reconciliation is not available without unreasonable effort. Historically, management has excluded the following items from adjusted EBITDA, and such items will also be excluded with respect to fourth quarter 2025 adjusted EBITDA and could be significant amounts: interest expense, depreciation and amortization expense, stock-based compensation expense, change in fair value of contingent consideration, certain litigation expense, certain severance expense, certain acquisition expense, loss on disposal or impairment of long-lived assets, loss on extinguishment of debt, and lost deposit on alternative financing.

Investor Contact:

Tom Colton

Gateway Group, Inc.

AEYE@gateway-grp.com

949-574-3860